As filed with the Securities and Exchange Commission on March 29, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

bluebird bio, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3680878
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

bluebird bio, Inc.

455 Grand Union Boulevard

Somerville, MA 02145

(339) 499-9300

(Address of Principal Executive Offices)

2013 STOCK OPTION AND INCENTIVE PLAN

(Full Title of the Plan)

Andrew Obenshain

President and Chief Executive Officer

bluebird bio, Inc.

455 Grand Union Boulevard

Somerville, MA 02145

(339) 499-9300

(Name and Address of Agent For Service) (Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Peter N. Handrinos, Esq.

Latham & Watkins LLP

200 Clarendon Street

Boston, Massachusetts 02116

(617) 948-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, small reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “small reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,316,932 shares of bluebird bio, Inc.’s (the “Registrant”) common stock to be issued pursuant to the bluebird bio, Inc. 2013 Stock Option and Incentive Plan and for which a registration statement filed on Form S-8 by the Registrant is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

The information contained in the Registrant’s registration statements on Form S-8 (SEC File Nos.  333-189560, 333-194340, 333-202283, 333-209715, 333-216179, 333-223132, 333-229768, 333-236490, 333-253398 and 333-263310) relating to the 2013 Stock Option and Incentive Plan are hereby incorporated by reference.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Specimen common stock certificate (Incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1, as amended, filed on June 4, 2013 (File No. 333-188605)).

4.2	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed June 24, 2013 (File No. 001-35966)).

4.3	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the registrant’s Annual Report on Form 10-K filed February 23, 2021 (File No. 001-35966)).

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of attorney (included on signature page).

99.1	2013 Stock Option and Incentive Plan and forms of award agreement thereunder (Incorporated by reference to Exhibit 10.3 to the registrant’s Registration Statement on Form S-1, as amended, filed on June 4, 2013 (File No. 333-188605)).

107.1*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somerville, Commonwealth of Massachusetts, on the 29th day of March, 2023.

bluebird bio, Inc.

By:	/s/ Andrew Obenshain
Andrew Obenshain
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of bluebird bio, Inc., hereby severally constitute and appoint Andrew Obenshain and Christopher Krawtschuk, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for them and in their name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 29th day of March, 2023.

Name	Title
/s/ Andrew Obenshain	President, Chief Executive Officer and Director
Andrew Obenshain	(Principal Executive Officer)

/s/ Christopher Krawtschuk	Chief Financial Officer
Christopher Krawtschuk	(Principal Financial Officer and Principal Accounting Officer)

/s/ Charlotte Jones-Burton, M.D.	Director
Charlotte Jones-Burton, M.D.

/s/ Mark Vachon	Director
Mark Vachon

/s/ John O. Agwunobi, M.D.	Director
John O. Agwunobi, M.D.

/s/ Elisabeth Leiderman, M.D.	Director
Elisabeth Leiderman, M.D.

/s/ Nick Leschly	Director
Nick Leschly

/s/ Najoh Tita-Reid	Director
Najoh Tita-Reid